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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         THE IMMUNE RESPONSE CORPORATION
                     ---------------------------------------
                     (Exact name of registrant as specified
                                 in its charter)


                 Delaware                               33-0255679
           ---------------------                      -------------
          (State of incorporation                    (I.R.S. Employer
              or organization)                     Identification No.)


                      5931 Darwin Court, Carlsbad, CA     92008
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act: None

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-101856 and 333-103260

Securities to be registered pursuant to Section 12(g) of the Act:


            Title of each class                Name of each exchange on which
            to be so registered                each class is to be registered
            --------------------               ------------------------------
             Class A Warrants                      Nasdaq SmallCap Market
             Class B Warrants                      Nasdaq SmallCap Market


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Item 1. Description of Registrant's Securities to be Registered.
        -------------------------------------------------------

For a description of the Class A and Class B Warrants, reference is made to the description of the Class A and Class B Warrants under the caption "Description of the Warrants and the Warrant Agreement" in The Immune Response Corporation's Registration Statement on Form S-3, as amended (Registration No. 333-101856) filed with the Securities and Exchange Commission on June 18, 2003, which description is hereby incorporated by reference herein.


Item 2.  Exhibits.
         --------

The following exhibits are filed as a part of this Registration Statement:

1.1 "Description of the Warrants and the Warrant Agreement" in Amendment No. 2 to The Immune Response Corporation's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 18, 2003 (Registration No. 333-101856), incorporated herein by reference.

1.2 Warrant Agreement by and between The Immune Response Corporation and Computershare Trust Company, Inc., dated as of December 10, 2002 incorporated herein by reference to Exhibit 4.3 to the Registration Statement of Form S-3 filed with the Securities and Exchange Commission on December 13, 2002 (Registration No. 333-101856).

1.3 Form of Purchase Agreement incorporated herein by reference to Exhibit 10.1 to the Registration Statement of Form S-3 filed with the Securities and Exchange Commission on December 13, 2002 (Registration No. 333-101856).






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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

         Dated:  July 10, 2003


                                         The Immune Response Corporation


                                         By:     /s/ Michael L. Jeub
                                             ---------------------------------
                                                     Michael L. Jeub
                                                 Vice President, Finance
                                                 Chief Financial Officer
                                                 Secretary and Treasurer







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                                INDEX TO EXHIBITS
                                -----------------
Exhibit
Number    Exhibit
-------   -------

1.1 "Description of the Warrants and the Warrant Agreement" in Amendment No. 2 to The Immune Response Corporation's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 18, 2003 (Registration No. 333-10185incorporated herein by reference.

1.2 Warrant Agreement by and between The Immune Response Corporation and Computershare Trust Company, Inc., dated as of December 10, 2002 incorporated herein by reference to Exhibit 4.3 to the Registration Statement of Form S-3 filed with the Securities and Exchange Commission on December 13, 2002 (Registration No. 333- 101856).

1.3       Form of Purchase Agreement incorporated herein by reference to Exhibit
          10.1 to the Registration Statement of Form S-3 filed with the Securities and Exchange Commission on December 13, 2002 (Registration No. 333-101856).





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